Exhibit 99.1

THE CHILDREN’S PLACE REPORTS FIRST QUARTER 2022 RESULTS

 Reports Q1 GAAP EPS of $1.43 versus $3.01 in Q1 2021 and $0.28 in Q1 2019

Reports Q1 Adjusted EPS of $1.05 versus $3.25 in Q1 2021 and $0.36 in Q1 2019

Secaucus, New Jersey – May 19, 2022 – The Children’s Place, Inc. (Nasdaq: PLCE), the largest pure-play children’s specialty apparel retailer in North America, today announced financial results for the first quarter ended April 30, 2022.

Jane Elfers, President and Chief Executive Officer announced, “Our Q1 results were negatively impacted by several factors, the largest being lapping the unprecedented stimulus released into the economy in March of 2021. March sales this year were extremely challenging with sales down approximately 35% versus March 2021.  We also believe that the combination of the unseasonably cold weather that lasted through the end of the quarter in most of our key markets, and the unprecedented levels of inflation, particularly with respect to gasoline and food prices, negatively impacted our Q1 results. On a positive note, for the first time in three years families joined together to celebrate the Easter Holiday, and we were very pleased with the performance of our Easter Dressy Business across all three of our brands. Gymboree and TCP had standout performances across all dressy categories and Sugar & Jade delivered strong results in the categories where we had dressy ownership.”

Ms. Elfers continued, “We are proud to announce that starting this July, Amazon will launch our iconic Gymboree brand on their website. We are excited to continue to grow Gymboree by partnering with the number one apparel retailer in the U.S. to reach a significantly larger, digitally savvy, customer base and to build upon the Gymboree momentum in 2022 and beyond.”

Ms. Elfers continued, “Looking ahead, while the impact of last year’s stimulus will eventually wane and the weather will eventually change, we believe that the unprecedented levels of inflation, which are now projected to persist into 2023, will continue to have an outsized impact on the lower income consumer, particularly due to significantly higher gasoline and food prices. Due to these persistently high levels of inflation and the lack of visibility into its impact on the balance of the year, we are tempering our top line expectation for 2022 and we are now planning for a mid-single digit decline in sales for 2022. Despite these headwinds, and supported by the significant structural reset we have made to our business model over the past two years, we remain focused on our goal of delivering double digit operating margin and double digit EPS for 2022 and beyond.”

Ms. Elfers concluded, “Several years ago, we developed a multi-pronged transformation strategy focused on four key initiatives; superior product, digital transformation, fleet optimization, and alternate channels of distribution. Fast forward to today; our expanded, high quality, value focused multi-brand offerings are consistently well received. Our accelerated digital investments have positioned us as an industry-leader in digital penetration, with our digital channel being our highest operating margin contributor. Our investments in digital marketing capabilities now enable us to be significantly more strategic and nimble with respect to marketing spend and tactics. Our real estate portfolio has been completely transformed by a combination of right-sizing our store fleet and a structural reset of our occupancy costs. Our Amazon business is growing rapidly and, with the addition of Gymboree, Amazon becomes an even more important part of our growth strategy. The continued successful execution of these key strategic initiatives will remain our priority in 2022.”

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Financial Results

The Company’s results are reported in this press release on a GAAP and as adjusted, non-GAAP basis. A reconciliation of non-GAAP to GAAP financial information is provided at the end of this press release.

Financial results for the first quarter 2022 reported in this press release are compared against both first quarter 2021 and first quarter 2019 given that management believes a comparison to 2019 is relevant to measuring the Company’s progress against its 2019 pre-pandemic performance, given the significant structural changes made to the Company’s operating model since the onset of the COVID-19 pandemic.

First Quarter 2022 Results

Net sales decreased $73.1 million, or 16.8%, to $362.4 million in the three months ended April 30, 2022, compared to $435.5 million in the three months ended May 1, 2021, and decreased $50.0 million, or 12.1%, compared to $412.4 million in the three months ended May 4, 2019.  The decrease in net sales compared to Q1 2021 was primarily due to lapping the COVID-19 stimulus relief program last year, the impact of unprecedented inflation on our customer, prolonged unseasonably cold temperatures through the end of the quarter in our major markets, and the impact of permanent store closures.  Comparable retail sales decreased 16.9% for the quarter.

Gross profit decreased $46.3 million to $141.9 million in the three months ended April 30, 2022, compared to $188.2 million in the three months ended May 1, 2021, and decreased $10.1 million compared to $152.0 million in the three months ended May 4, 2019.  Adjusted gross profit decreased $47.3 million to $141.9 million in the three months ended April 30, 2022, compared to $189.2 million in the comparable period last year, and decreased $9.5 million compared to $151.4 million in the comparable period in 2019.  Adjusted gross margin deleveraged 429 basis points to 39.2% of net sales versus Q1 2021, primarily the result of higher inbound transportation expenses and the deleverage of fixed expenses resulting from the decline in net sales, partially offset by higher merchandise margins in both channels, driven by AUR increases in both channels. Adjusted gross margin of 39.2% in Q1 2022 compares to Q1 2019 adjusted gross margin of 36.7%.

Selling, general, and administrative expenses were $109.0 million in the three months ended April 30, 2022, compared to $106.7 million in the three months ended May 1, 2021 and $128.0 million in the three months ended May 4, 2019. Adjusted SG&A was $108.2 million in the three months ended April 30, 2022, compared to $104.1 million in the comparable period last year and $127.2 million in the comparable period in 2019.  Adjusted SG&A deleveraged 595 basis points to 29.9% of net sales versus Q1 2021, primarily as a result of the deleverage of fixed expenses resulting from the decline in net sales as well as planned higher marketing spend.

Operating income decreased $46.6 million to $19.3 million in the three months ended April 30, 2022, compared to $65.9 million in the three months ended May 1, 2021 and increased $14.3 million compared to $5.0 million in the three months ended May 4, 2019. Adjusted operating income decreased $50.1 million to $20.6 million in the three months ended April 30, 2022, compared to an adjusted operating income of $70.7 million in the comparable period last year and increased $14.0 million compared to $6.6 million in the comparable period in 2019.  Q1 2022 adjusted operating income deleveraged 1,057 basis points to 5.7% of net sales versus Q1 2021 and leveraged 409 basis points versus Q1 2019 adjusted operating income, which was 1.6% of net sales.

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Net interest expense was $1.7 million in the three months ended April 30, 2022, compared to $4.4 million in the three months ended May 1, 2021.  The decrease in interest expense versus Q1 2021 was driven by lower interest rates due to our recent refinancing and a lower term loan balance outstanding this quarter.

Net income decreased $25.4 million to $19.8 million, or $1.43 per diluted share, in the three months ended April 30, 2022, compared to net income of $45.2 million, or $3.01 per diluted share, in the three months ended May 1, 2021 and increased $15.3 million compared to $4.5 million, or $0.28 per diluted share, in the three months ended May 4, 2019.  Adjusted net income decreased $34.2 million to $14.5 million, or $1.05 per diluted share, compared to adjusted net income of $48.7 million, or $3.25 per diluted share, in the comparable period last year, and increased $8.7 million compared to $5.8 million, or $0.36 per diluted share, in the comparable period in 2019.

Non-GAAP Reconciliation

The Company’s results are reported in this press release on a GAAP and as adjusted, non-GAAP basis. Adjusted net income, adjusted net income per diluted share, adjusted gross profit, adjusted selling, general, and administrative expenses, adjusted operating income, and adjusted provision for income taxes are non-GAAP measures, and are not intended to replace GAAP financial information, and may be different from non-GAAP measures reported by other companies. The Company believes the income and expense items excluded as non-GAAP adjustments are not reflective of the performance of its core business, and that providing this supplemental disclosure to investors will facilitate comparisons of the past and present performance of its core business.

The Company excluded net income of $5.4 million for the three months ended April 30, 2022, including the settlement of a foreign tax audit, partially offset by excluded expenses, including accelerated depreciation, professional and consulting fees, and fleet optimization costs.  The total impact on income taxes for the above items was $6.7 million.

Store Update

The Company ended the first quarter of 2022 with 665 stores and square footage of 3.2 million, a decrease of 8% compared to the prior year and a decrease of 30% compared to the end of Q1 2019 when the Company operated 971 stores pre-pandemic. Consistent with the Company’s store fleet optimization initiative, the Company permanently closed 7 stores during the first quarter of 2022 and has permanently closed 534 stores since 2013 and decreased total square footage by 2.1 million square feet or approximately 40%. The Company is planning to close a total of approximately 40 stores this year.

Balance Sheet and Cash Flow

As of April 30, 2022, the Company had $58.5 million of cash and cash equivalents and $249.5 million outstanding on its revolving credit facility.  Additionally, the Company used $18.8 million in operating cash flows in the three months ended April 30, 2022.

Inventories were $549.2 million as of April 30, 2022, with 24% of our inventory, or approximately $132.6 million, in-transit due to steps taken to mitigate global supply chain disruptions, compared to $417.8 million in the same period last year.

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Capital Return Program

During the three months ended April 30, 2022 the Company repurchased 666 thousand shares for approximately $38.8 million, inclusive of shares repurchased and surrendered to cover tax withholdings associated with the vesting of equity awards held by management.  As of April 30, 2022, $218.6 million remained on the Company’s existing share repurchase program authorization.

Outlook

Based on the uncertainty in the current environment, the Company is not providing EPS guidance at this time.

Conference Call Information

The Children’s Place will host a conference call Thursday May 19, 2022 at 8:00 a.m. Eastern Time to discuss its first quarter fiscal 2022 results.

The call will be broadcast live at http://investor.childrensplace.com. An audio archive will be available on the Company’s website approximately one hour after the conclusion of the call.

About The Children’s Place

The Children’s Place is the largest pure-play children’s specialty apparel retailer in North America. The Company designs, contracts to manufacture, sells at retail and wholesale, and licenses to sell fashionable, high-quality merchandise predominantly at value prices, primarily under the proprietary “The Children’s Place”, “Place”, “Baby Place”, “Gymboree” and “Sugar & Jade” brand names. The Company has online stores at www.childrensplace.com, www.gymboree.com and www.sugarandjade.com and, as of April 30, 2022, the Company had 665 stores in the United States, Canada, and Puerto Rico and the Company’s six international franchise partners had 212 international points of distribution in 16 countries.

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Forward Looking Statements

This press release contains or may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to statements relating to the Company’s strategic initiatives and adjusted net income per diluted share. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “project,” “expect,” “anticipate,” “estimate” and similar words, although some forward-looking statements are expressed differently. These forward-looking statements are based upon the Company’s current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results and performance to differ materially. Some of these risks and uncertainties are described in the Company’s filings with the Securities and Exchange Commission, including in the “Risk Factors” section of its annual report on Form 10-K for the fiscal year ended January 29, 2022. Included among the risks and uncertainties that could cause actual results and performance to differ materially are the risk that the Company will be unsuccessful in gauging fashion trends and changing consumer preferences, the risks resulting from the highly competitive nature of the Company’s business and its dependence on consumer spending patterns, which may be affected by changes in economic conditions, the risks related to the COVID-19 pandemic, including the impact of the COVID-19 pandemic on our business or the economy in general (including decreased customer traffic, schools adopting remote and hybrid learning models, closures of businesses and other activities causing decreased demand for our products and negative impacts on our customers’ spending patterns due to decreased income or actual or perceived wealth, and the impact of legislation related to the COVID-19 pandemic, including any changes to such legislation), the risk that the Company’s strategic initiatives to increase sales and margin are delayed or do not result in anticipated improvements, the risk of delays, interruptions and disruptions in the Company’s global supply chain, including resulting from the COVID-19 pandemic or other disease outbreaks, foreign sources of supply in less developed countries, more politically unstable countries, or countries where vendors fail to comply with industry standards or ethical business practices, including the use of forced, indentured or child labor, the risk that the cost of raw materials or energy prices will increase beyond current expectations or that the Company is unable to offset cost increases through value engineering or price increases, various types of litigation, including class action litigations brought under consumer protection, employment, and privacy and information security laws and regulations, the imposition of regulations affecting the importation of foreign-produced merchandise, including duties and tariffs, and the uncertainty of weather patterns. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contact:  Investor Relations (201) 558-2400 ext. 14500

(Tables follow)

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THE CHILDREN’S PLACE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	First Quarter Ended
	April 30, 2022	May 1, 2021

Net sales	$362,350	$435,481
Cost of sales	220,445	247,275
Gross profit	141,905	188,206
Selling, general and administrative expenses	109,036	106,738
Depreciation and amortization	13,615	15,561
Operating income	19,254	65,907
Interest expense, net	(1,705)	(4,411)
Income before provision (benefit) for income taxes	17,549	61,496
Provision (benefit) for income taxes	(2,282)	16,291
Net income	$19,831	$45,205

Earnings per common share
Basic	$1.46	$3.08
Diluted	$1.43	$3.01

Weighted average common shares outstanding
Basic	13,621	14,670
Diluted	13,841	15,002

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THE CHILDREN’S PLACE, INC.

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION TO GAAP

(In thousands, except per share amounts)

(Unaudited)

	First Quarter Ended
	April 30, 2022	May 1, 2021

Net income	$19,831	$45,205

Non-GAAP adjustments:
Accelerated depreciation	537	1,238
Professional and consulting fees	488	—
Fleet optimization	328	753
Incremental COVID-19 operating expenses	—	1,567
Restructuring costs	35	532
Contract termination costs	—	750
Aggregate impact of non-GAAP adjustments	1,388	4,840
Income tax effect (1)	(360)	(1,312)
Settlement of tax examination	(6,379)	—
Net impact of non-GAAP adjustments	(5,351)	3,528

Adjusted net income	$14,480	$48,733

GAAP net income per common share	$1.43	$3.01

Adjusted net income per common share	$1.05	$3.25

(1) The tax effects of the non-GAAP items are calculated based on the statutory rate of the jurisdiction in which the discrete item resides.

	First Quarter Ended
	April 30, 2022	May 1, 2021

Operating income	$19,254	$65,907

Non-GAAP adjustments:
Accelerated depreciation	537	1,238
Professional and consulting fees	488	—
Fleet optimization	328	753
Incremental COVID-19 operating expenses	—	1,567
Restructuring costs	35	532
Contract termination costs	—	750
Aggregate impact of non-GAAP adjustments	1,388	4,840

Adjusted operating income	$20,642	$70,747

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THE CHILDREN’S PLACE, INC.

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION TO GAAP

(In thousands, except per share amounts)

(Unaudited)

	First Quarter Ended
	April 30, 2022	May 1, 2021

Gross profit	$141,905	$188,206

Non-GAAP adjustments:
Incremental COVID-19 operating expenses	—	1,000
Aggregate impact of non-GAAP adjustments	—	1,000

Adjusted gross profit	$141,905	$189,206

	First Quarter Ended
	April 30, 2022	May 1, 2021

Selling, general and administrative expenses	$109,036	$106,738

Non-GAAP adjustments:
Professional and consulting fees	(488)	—
Fleet optimization	(328)	(753)
Incremental COVID-19 operating expenses	—	(567)
Restructuring costs	(35)	(532)
Contract termination costs	—	(750)
Aggregate impact of non-GAAP adjustments	(851)	(2,602)

Adjusted selling, general and administrative expenses	$108,185	$104,136

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THE CHILDREN’S PLACE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	April 30, 2022	January 29, 2022*	May 1, 2021

Assets:
Cash and cash equivalents	$58,494	$54,787	$65,376
Accounts receivable	28,812	21,863	42,619
Inventories	549,167	428,813	417,808
Prepaid expenses and other current assets	50,990	76,075	50,594
Total current assets	687,463	581,538	576,397

Property and equipment, net	157,033	155,006	172,090
Right-of-use assets	191,559	194,653	260,919
Tradenames, net	71,492	71,692	72,292
Other assets, net	37,479	34,571	45,969
Total assets	$1,145,026	$1,037,460	$1,127,667

Liabilities and Stockholders' Equity:
Revolving loan	$249,544	$175,318	$196,893
Accounts payable	260,634	183,758	228,149
Current portion of operating lease liabilities	89,566	91,097	129,070
Accrued expenses and other current liabilities	117,927	141,653	119,322
Total current liabilities	717,671	591,826	673,434

Long-term debt	49,702	49,685	74,526
Long-term portion of operating lease liabilities	129,111	134,761	195,435
Other long-term liabilities	34,858	35,716	39,262
Total liabilities	931,342	811,988	982,657

Stockholders' equity	213,684	225,472	145,010
Total liabilities and stockholders' equity	$1,145,026	$1,037,460	$1,127,667

* Derived from the audited consolidated financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended January 29, 2022.

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THE CHILDREN’S PLACE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	First Quarter Ended
	April 30, 2022	May 1, 2021

Net income	$19,831	$45,205
Non-cash adjustments	39,308	58,914
Working capital	(77,976)	(120,681)
Net cash used in operating activities	(18,837)	(16,562)

Net cash used in investing activities	(10,983)	(6,708)

Net cash provided by financing activities	33,856	24,450

Effect of exchange rate changes on cash and cash equivalents	(329)	648

Net increase in cash and cash equivalents	3,707	1,828

Cash and cash equivalents, beginning of period	54,787	63,548

Cash and cash equivalents, end of period	$58,494	$65,376

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